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                             WAREHOUSE OFFICE LEASE
                          HAMRIYAH FREE ZONE AUTHORITY
                     QUAKER FABRIC CORPORATION OF FALL RIVER

                            DATED 28TH NOVEMBER, 1999




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                                      INDEX

CLAUSE                                                                  PAGE

      SECTION 1
                       DEFINITIONS AND INTERPRETATION

1.    DEFINITIONS........................................................  6

2.    INTERPRETATION.....................................................  8

      SECTION 2
                               GRANT OF LEASE

3.    GRANT, RIGHTS AND OTHER MATTERS....................................  9
      3.1   Demise and Term..............................................  9
      3.2   Covenants, easements etc....................................  10
      3.3   No implied easements........................................  10
      3.4   Encroachments and easements.................................  10
      3.5   Covenants relating to other property........................  10
      3.6   Rights of entry by Landlord.................................  10
      3.7   Landlord's Covenants........................................  11
      3.8   Terms of entry by Landlord..................................  11
      3.9   Inventory...................................................  11

      SECTION 3
                            FINANCIAL PROVISIONS

4.    RENTS.............................................................  12
      4.1   Tenant's obligation to pay..................................  12
      4.2   Dates of payment of Principal Rent..........................  12
      4.3   Method of payment of Principal Rent.........................  12
      4.4   Dates of payment of Outstanding Rent........................  12
      4.5   No right of set-off.........................................  12

5.    RENT REVIEW.......................................................  13
      5.1   Review......................................................  13
      5.2   Memoranda of reviewed rent..................................  13

6.    INTEREST..........................................................  13
      6.1   Interest on late payments...................................  13
      6.2   Interest on refused payments................................  13

7.    OUTGOINGS.........................................................  14
      7.1   Tenant's obligation to pay..................................  14
      7.2   Costs of utilities etc......................................  14
      7.3   Common facilities...........................................  14





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8.    ..................................................................  14

9.    LANDLORD'S COSTS................................................... 14

      SECTION 4
                       REPAIRS, ALTERATIONS AND SIGNS

10.   REPAIRS............................................................ 15

11.   YIELD UP........................................................... 15
      11.1  Reinstatement of Premises.................................... 15
      11.2  Yielding up in good repair................................... 16

12.   COMPLIANCE WITH NOTICES............................................ 16
      12.1  Tenant to remedy breaches of covenant........................ 16

13.   ALTERATIONS AND IMPROVEMENTS....................................... 16
      13.1  No alterations............................................... 16
      13.2  No alterations to Landlord's fixtures........................ 16
      13.3  Non-structural alterations................................... 17
      13.4  Demountable partitioning..................................... 17
      13.5  Covenants by Tenant.......................................... 17

14.   SIGNS AND ADVERTISEMENTS........................................... 17

      SECTION 5
                                     USE

15.   USE OF PREMISES.................................................... 17
      15.1  Permitted use................................................ 17
      15.2  Tenant not to leave Premises unoccupied...................... 18
      15.3  Details of keyholders........................................ 18
      15.4  Keys ........................................................ 18

16.   USE RESTRICTIONS................................................... 18

17.   EXCLUSION OF WARRANTY AS TO USER................................... 18
      17.1  No warranty by Landlord...................................... 18

      SECTION 6
                                  DISPOSALS

18.   ASSIGNMENT AND UNDERLETTING........................................ 18

      SECTION 7
                             LEGAL REQUIREMENTS

19.   STATUTORY REQUIREMENTS............................................. 19





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      19.1  Tenant to refrain from certain acts.......................... 19

20.   COMPLIANCE WITH FREE ZONE RULES AND REGULATIONS.................... 19
      20.1  General Compliance........................................... 19
      20.2  Compliance with Licence...................................... 19
      20.3  Tenant to comply with statutes............................... 19

21.   LEGAL NOTICES...................................................... 19

22.   FIRE PRECAUTIONS AND EQUIPMENT..................................... 20
      22.1  Compliance with requirements................................. 20
      22.2  Access to be kept clear...................................... 20

23.   DEFECTIVE PREMISES................................................. 20

      SECTION 8
                                  INSURANCE

24.   INSURANCE PROVISIONS............................................... 20
      24.1  Insurance of personal belongings............................. 21
      24.2  Insurance becoming void...................................... 21
      24.3  Requirements of insurers..................................... 21
      24.4  Notice by Tenant............................................. 21

      SECTION 9
                  DEFAULT OF TENANT AND RIGHTS OF RE-ENTRY

25.   DEFAULT OF TENANT.................................................. 22
      25.1  Re-entry..................................................... 22
      25.2  Events of default............................................ 22
      25.3  Tenant's right to terminate.................................. 23

      SECTION 10
                                MISCELLANEOUS

26.   QUIET ENJOYMENT.................................................... 23

27.   EXCLUSION OF IMPLIED COVENANTS BY LANDLORD......................... 23

28.   RELETTING NOTICES.................................................. 23

29.   SECURITY........................................................... 24

30.   DISCLOSURE OF INFORMATION.......................................... 24

31.   INDEMNITY.......................................................... 24

32.   REPRESENTATIONS.................................................... 24





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33.   EFFECT OF WAIVER................................................... 24

34.   NOTICES............................................................ 25

35.   GOVERNING LAW...................................................... 25

SCHEDULE 1: EXCEPTIONS AND RESERVATIONS.................................. 26

SCHEDULE 2: USE RESTRICTIONS............................................. 28

THIS LEASE is made on the 28th day of November, 1999

BETWEEN:-

(1) HAMRIYAH FREE ZONE AUTHORITY of P.O. Box 1377, Sharjah, United Arab Emirates (the "Landlord"); and

(2) QUAKER FABRIC CORPORATION OF FALL RIVER, 941 Grinnell Street, Fall River, MA 02721, United States of America (the "Tenant").

WITNESSES as follows:-

                                    SECTION 1
                         DEFINITIONS AND INTERPRETATION

1.    DEFINITIONS

      In this Lease, unless the context requires otherwise, the following expressions shall have the following meanings:-

1.1 "Outstanding Rent" means all sums referred to in Clause 6, and all sums which are recoverable as rent in arrear or stated in this Lease to be due to the Landlord;

1.2 "Adjoining Property" means any land and/or buildings adjoining or neighbouring the Premises;

1.3 "Conduits" means all drains, pipes, gullies, gutters, sewers, ducts, mains, channels, subways, wires, cables, conduits, flues and any other conducting media of whatsoever nature;

1.4   Left blank

1.5 "Environmental Regulations" means the Implementing Rules and Regulations relating to waste disposal and other such matters issued by HFZ Authority (as amended from time to time) and the Free Zone Circulars issued pursuant thereto from time to time;

1.6 "Free Zone" means Hamriyah Free Zone established pursuant to Sharjah Emiri Decree No 6 of 1995;

1.7 "Free Zone Circulars" means the circulars issued from time to time by the Free Zone pursuant to the Implementing Rules and Regulations;


                                      -6-




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1.8   "HFZ Authority" means Hamriyah Free Zone Authority;

1.9 "Implementing Rules and Regulations" means the Implementing Rules and Regulations issued by HFZ Authority (as the same may be amended from time to time) pursuant to Sharjah Emiri Decree No 6 of 1995;

1.10 "Initial Rent" means the sum of UAE Dirhams 40,000/- (Dhs. Forty thousand only ) per annum for the offices attached to the 416 Sq.m Hamriyah Free Zone Warehouse as described in the Annex to this Lease;

1.11 "Landlord" means the person for the time being entitled to the reversion immediately expectant on the determination of the Term;

1.12 "this Lease" means this Lease, all Schedules and Annexes hereto, and any document which is supplemental to it, whether or not it is expressly stated to be so;

1.13 "Permitted Use" means subject to obtaining all necessary approvals from the landlord and other authorities, if any, the office may be used for a Commercial Project which includes for the import, export and distribution of Woven Upholstery Fabric;

1.14 "Plan/s" means the plan/s or numbered HFZA-WH-1K-08/2 - 001, annexed to this Lease;

1.15 "Premises" means the office attached to Hamriyah Free Zone Warehouse shown on the Plan numbered HFZA-WH-1K-08/2 - 001 annexed to this Lease and each and every part of the office, including:-

      (a) any Conduits in, on, under or over and exclusively serving them, except those of any utility company;

      (b) all landlord's fixtures, fittings, plant, machinery, apparatus and equipment now or after the date of this Lease in or upon the same; and

      (c)   any additions, alterations and improvements.

1.16  "Prescribed Rate" means three per cent (3%) per annum above the Prime
      Rate;

1.17 "Prime Rate" means the base rate for the time being of UAE Central Bank or some other bank nominated from time to time by the Landlord or, in the event of base rate being abolished, such other comparable rate of interest as the Landlord shall reasonably specify;


                                      -7-




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1.18  "Principal Rent" means the rent payable under clause 4.1.1;

1.19  "Rent Commencement Date" means 1st December, 1999;

1.20  "Rents" means the sums payable by the Tenant under clause 4;

1.21 "Review Date" means 1st December, 2004 and "Relevant Review Date" shall be construed accordingly;

1.22 "Revised Rent" means the rent as determined by the Landlord on a Relevant Review Date;

1.23 "Tenant" means the party named as "Tenant" in this Lease and includes the Tenant's successors in title and assigns and, in the case of an individual, his personal representatives;

1.24  "Term" means the term of years specified in clause 3.1;

1.25  "Term Commencement Date" means 1st December, 1999;

1.26  "UAE" means United Arab Emirates;

1.27  "UAE Dirhams" means the lawful currency of the UAE;

1.28 "Utilities" means water, soil, steam, air, electricity, radio, television, telegraphic, telephone, telecommunications and other services and supplies of whatsoever nature; and

1.29 "Working Day" means any day, other than a Friday, on which clearing banks in Sharjah are open to the public for the transaction of business.

2.    INTERPRETATION

      Unless there is something in the subject or context inconsistent with the same:-

2.1 every covenant by a party comprising more than one person shall be deemed to be made by such party jointly and severally;

2.2 words importing persons shall include firms, companies and corporations and vice versa;


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2.3   any covenant by the Tenant not to do any act or thing shall include an obligation not to permit or suffer such act or thing to be done;

2.4 any reference to the right of the Landlord to have access to, or to enter, the Premises shall be construed as extending to all persons authorised by the Landlord, including agents, professional advisers, contractors, workmen and others;

2.5 any reference to a law (whether specifically named or not) shall include any amendment or re-enactment of it for the time being in force, and all instruments, orders, notices, regulations, directions, by-laws, permissions and plans for the time being made, issued or given under it, or deriving validity from it;

2.6 all agreements and obligations by any party contained in this Lease (whether or not expressed to be covenants) shall be deemed to be, and shall be construed as, covenants by such party;

2.7 the words "including" and "include" shall be deemed to be followed by the words "without limitation";

2.8 the titles or headings appearing in this Lease are for reference only and shall not affect its construction;

2.9 all dates herein shall be construed with reference to and in accordance with the Gregorian Calendar but not otherwise; and

2.10 any reference to a clause schedule or annex shall mean a clause or annex schedule of this Lease.

                                    SECTION 2
                                 GRANT OF LEASE

3.    GRANT, RIGHTS AND OTHER MATTERS

3.1   Demise and Term

      In consideration of the rents, covenants and agreements reserved by, and contained in, this Lease to be paid and performed by the Tenant, the Landlord leases the Premises to the Tenant from and including the Term Commencement Date for the term of one year paying the Rents to the Landlord in accordance with Clause 4.

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3.2   Covenants, easements etc

      This Lease is granted subject to any rights, easements, reservations, privileges, covenants, restrictions, stipulations and other matters of whatever nature affecting the Premises; provided, however, that none of the above shall materially disrupt, interfere with or otherwise limit or affect the tenancy and other rights granted to the Tenant hereunder including but without limitation the rights to quiet enjoyment further described in Clause 26.

3.3   No implied easements

      Nothing contained in this Lease except those related to the quiet enjoyment of the Premises for performing the Permitted Use, all such easements, rights or privileges required to provide the Tenant access to the Premises in connection with undertaking the Permitted Use thereon, including all rights of ingress and egress thereto, and the nonexclusive use of the common areas and facilities of the Free Zone, shall confer on, or grant to, the Tenant any easement, right or privilege, other than any expressly granted by this Lease.

3.4   Encroachments and easements

      The Tenant shall not stop up or obstruct any of the windows or lights belonging to the Premises and shall not permit any new window, light, opening, doorway, passage, Conduit or other encroachment or easement to be made or acquired into, on or over the Premises or any part of them. If any person shall attempt to make or acquire any encroachment or easement whatsoever, the Tenant shall give written notice of that fact to the Landlord immediately after it shall come to the notice of the Tenant and, at the request of the Landlord but at the cost of the Tenant, adopt such means as may be reasonably required by the Landlord for preventing any encroachment or the acquisition of any easement.

3.5   Covenants relating to other property

      Nothing contained in, or implied by, this Lease shall give the Tenant the benefit of, or the right to enforce or prevent the release or modification of, any covenant or agreement entered into by any tenant of the Landlord in respect of any property not comprised in this Lease.

3.6   Rights of entry by Landlord

      3.6.1 The Tenant shall permit the Landlord with all necessary materials and appliances to enter and remain on the Premises:-

            (a) to examine the condition of the Premises and to take details of the Landlord's fixtures in them;

            (b) to exercise any of the rights excepted and reserved by this Lease; and

            (c) for any other purpose connected with the interest of the Landlord in the Premises, including valuing or disposing of the Landlord's interest in them.

      3.6.2 In the event of any emergency whatsoever at the Free Zone and if required by the Landlord, the Tenant shall allow free entry on and across the Premises for personnel of the Landlord and other persons authorised by the Landlord and for any emergency personnel.

3.7   Landlord's Covenants

      Covenants on the part of the Landlord are covenants to do or not to do that which is covenanted for so long only as the Landlord remains entitled to the reversion immediately expectant on the determination of the Term.

3.8   Terms of entry by Landlord

      In exercising any of the rights mentioned in Clause 3.6, the Landlord or the person exercising the right shall:-

      3.8.1 give to the Tenant reasonable prior notice that the right to be exercised and shall only exercise it at reasonable times (except in an emergency, when no notice need be given and when it can be exercised at any time);

      3.8.2 cause as little inconvenience as practicable to the Tenant or any other permitted occupier of any part of the Premises; and

      3.8.3 make good, as soon as practicable and to the reasonable satisfaction of the Tenant, any damage caused to the Premises.

3.9   Left blank.

                                    SECTION 3
                              FINANCIAL PROVISIONS

4.    RENTS

4.1   Tenant's obligation to pay

      The Tenant covenants to pay to the Landlord at all times during the Term:-

      4.1.1 yearly, and proportionately for any fraction of a year, the Initial Rent and from and including each Rent Review Date, such yearly rent as shall become payable under Clause 5;

      4.1.2 the Insurance Charges; and

      4.1.3 the Outstanding Amount.

4.2   Dates of payment of Principal Rent

      The Principal Rent shall be paid in one annual instalment in advance on the Rent Commencement Date.

4.3   Method of payment of Principal Rent

      The Principal Rent shall be paid in such manner as the Landlord may, from time to time, determine so that the Landlord shall receive full value in cleared funds on the date when payment is due.

4.4   Dates of payment of Insurance Charges and Outstanding Amount

      The Insurance Charges and Outstanding Amount shall be paid on demand, the first payment of the Insurance Charge being on Term Commencement Date.

4.5   No right of set-off

      The Tenant shall not exercise any rights of set-off, deduction, abatement or counterclaim which it may have to reduce its liability for Rents.

5.    RENT REVIEW

5.1   Review

      The Principal Rent shall be reviewed at each Review Date and from and including each Review Date the Principal Rent shall equal the Revised Rent.

5.2   Memoranda of reviewed rent

      Within ten (10) Working Days after the Revised Rent has been determined, memoranda recording that fact shall be prepared by the Landlord or its solicitors and shall be signed by or on behalf of the Landlord and the Tenant and annexed to this Lease and its counterpart. The parties shall each bear their own costs in relation to the preparation and signing of such memoranda.

6.    INTEREST

6.1   Interest on late payments

      Without prejudice to any other right, remedy or power contained in this Lease or otherwise available to the Landlord, if any of the Rents (whether formally demanded or not) or any other sum of money payable to the Landlord by the Tenant under this Lease shall not be paid so that the Landlord receives full value in cleared funds:-

      6.1.1 in the case of the Principal Rent, on the date when payment is due (or, if the due date is not a Working Day, the next Working Day after the due date); or

      6.1.2 in the case of any other Rents or sums, within five (5) Working Days of the date when payment is due the Tenant shall pay interest on such Rents and/or sums at the Prescribed Rate from and including the date when payment was due to the date of payment to the Landlord (both before and after any judgment).

6.2   Interest on refused payments

      Without prejudice to any other right, remedy or power contained in this Lease or otherwise available to the Landlord, if the Landlord shall decline to accept any of the Rents so as not to waive any existing breach or alleged breach of covenant, the Tenant shall pay interest on such Rent at the Prescribed Rate from and including the date when payment was due (or, where applicable, would have been due if demanded on the earliest date on which it could have been demanded) to the date when payment is accepted by the Landlord.

7.    OUTGOINGS

7.1   Intentionally left blank.

7.2   Costs of utilities etc.

      The Tenant shall pay all charges in respect of any water, electricity, telephone, telefax or fax services incurred by the Tenant and levied from time to time.

7.3   Common facilities

      Intentionally left blank.

8.    Intentionally left blank.

9.    LANDLORD'S COSTS

      Within ten (10) Working Days of written demand, the Tenant shall pay, or indemnify the Landlord against, all reasonable costs, fees, charges, disbursements and expenses properly incurred by the Landlord, including those payable to solicitors, counsel, surveyors, architects and bailiffs:-

9.1 in relation to, or in contemplation of, the preparation and service of all notices and schedules relating to any wants of repair, whether served during or after the expiration of the Term (but relating in all cases only to such wants of repair which accrued not later than the expiration or earlier determination of the Term);

9.2 in connection with the recovery or attempted recovery of arrears of rent or other sums due from the Tenant, or in procuring the remedying of the breach of any covenant by the Tenant;

9.3 in relation to any application for consent required or made necessary by this Lease (such costs to include reasonable management fees and expenses) whether or not it is granted (except in cases where the Landlord is obliged not to withhold its consent unreasonably and the withholding of its consent is held to be unreasonable), or the application is withdrawn; and


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

9.4 in connection with the settling, amending and termination of this Lease and the costs of disbursements of the Landlord's agents incurred in connection with the approval of the Tenant's plans and specifications and any amendment thereto.

                                    SECTION 4
                         REPAIRS, ALTERATIONS AND SIGNS

10.   REPAIRS

      The Tenant shall at all times during the Term of this Lease keep the interior of the Premises including all fixtures and fittings therein and the furniture in good and tenantable repair, normal wear and tear excepted, and shall make good and pay for, on demand, all damage including accidental damage howsoever caused by the Tenant to the Premises, to any person therein or to the furniture or to any article provided by the Landlord and not to remove any of the furniture or any article provided by the Landlord from the Premises.

11.   YIELD UP

11.1  Reinstatement of Premises

      Immediately prior to the expiration or earlier determination of the Term, the Tenant shall at its cost:-

      11.1.1 replace any of the Landlord's fixtures and fittings which shall be missing, damaged or destroyed, normal wear and tear excepted, with new ones of similar kind and quality or (at the option of the Landlord) pay to the Landlord the cost of replacing any of them;

      11.1.2 remove from the Premises any sign, writing or painting of the name or business of the Tenant or any occupier of them and all Tenant's fixtures, fittings, furniture and effects and make good, normal wear and tear excepted, to the reasonable satisfaction of the Landlord, all damage caused by such removal;

      11.1.3 if so required by the Landlord, but not otherwise, remove and make good any alterations or additions made to the Premises during the Term, and well and substantially reinstate the Premises in such manner as the Landlord shall direct and to the Landlord's reasonable satisfaction, reasonable wear and tear excepted.


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

11.2  Yielding up in good repair

      At the expiration or earlier determination of the Term, the Tenant shall quietly yield up the Premises to the Landlord in good and substantial repair and condition, normal wear and tear excepted, and in accordance with the covenants by the Tenant contained in this Lease.

12.   COMPLIANCE WITH NOTICES

12.1  Tenant to remedy breaches of covenant

      Whenever the Landlord shall give written notice to the Tenant of any defects, wants of repair or breaches of covenant, the Tenant shall, within sixty (60) days of such notice, or sooner if requisite, make good such defects or wants of repair and remedy the breach of covenant to the reasonable satisfaction of the Landlord.

13.   ALTERATIONS AND IMPROVEMENTS

13.1 The Tenant shall not carry out any alterations or improvements in the Premises without the prior written consent of the Landlord and at any time during the currency of the Lease upon reasonable notice (save in the case of emergency) given by the Landlord permit the Landlord or its agent full and unhindered access to the Premises for the purpose of:-

      13.1.1 cleaning the same; or

      13.1.2 inspecting the Premises and repairing any damage; or

      13.1.3 viewing the Premises in the company of other prospective tenants.

      The Tenant shall not hold or seek to hold the Landlord or its agents responsible for any damage to any person or loss of property or goods; provided however, that the Landlord shall be responsible and liable to the Tenant for any damage to any person or loss of property or goods arising out of access by the Landlord or its agents to the Premises or their activities in the Premises.

13.2  No alterations to landlord's fixtures

      The Tenant shall not make any alteration or addition to any of the Landlord's fixtures or to any of the Conduits in the Premises without the prior written consent of the Landlord.


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

13.3  Non-structural alterations

      The Tenant shall not make any alteration or addition of a non-structural nature to the Premises without the prior written consent of the Landlord.

13.4  Demountable partitioning

      The Tenant shall not install, alter or remove demountable partitioning in the Premises without the prior written consent of the Landlord.

13.5  Covenants by Tenant

      The Tenant shall enter into such covenants as the Landlord may require regarding the execution of any works to which the Landlord consents under this Clause, and the reinstatement of the Premises at the end or earlier determination of the Term.

14.   SIGNS AND ADVERTISEMENTS

      The Tenant shall not erect or display on the exterior of the Premises or in the windows of them so as to be visible from the exterior, any advertisement, poster, notice, pole, flag, aerial, satellite dish or any other sign or thing, without the prior written approval of the Landlord to the size, style and position and the materials to be used.

                                    SECTION 5
                                       USE

15.   USE OF PREMISES

15.1  Permitted use

      The Tenant shall not use the Premises or any part of them except for the Permitted Use.


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

15.2  Tenant not to leave Premises unoccupied

      The Tenant shall not leave the Premises continuously unoccupied for more than thirty (30) consecutive days without notifying the Landlord and providing, or paying for, such caretaking or security arrangements as the Landlord shall reasonably require in order to protect the Premises from vandalism, theft or unlawful occupation.

15.3  Details of keyholders

      The Tenant shall ensure that, at all times, the Landlord has particulars of the name, home address and home telephone number of at least two keyholders of the Premises.

15.4  Keys

      The Landlord shall give keys to the Premises to the Tenant. The Tenant shall provide the Landlord with a set of keys to the Premises to enable the Landlord or its agents and others authorised by the Landlord to enter the Premises for security purposes or in cases of emergency.

16.   USE RESTRICTIONS

      The Tenant shall perform and observe the obligations set out in Schedule
      2.

17.   EXCLUSION OF WARRANTY AS TO USER

17.1  Intentionally left blank

                                    SECTION 6
                                    DISPOSALS

18.   ASSIGNMENT AND UNDERLETTING

18.1 The Tenant shall not assign, charge, underlet or part with possession or share the occupation of, or permit any person to occupy, or create any trust in respect of the Tenant's interest in, the whole or any part of the Premises.

                                    SECTION 7
                               LEGAL REQUIREMENTS

19.   STATUTORY REQUIREMENTS

19.1  Tenant to refrain from certain acts

      The Tenant shall not do, or omit to be done, in or near the Premises, any act or thing by reason of which the Landlord may, under any law, incur or have imposed upon it, or become liable to pay, any damages, compensation, costs, charges, expenses or penalty.

20.   COMPLIANCE WITH FREE ZONE RULES AND REGULATIONS

20.1  General Compliance

      The Tenant shall comply in all respects with all Implementing Rules and Regulations issued by HFZ Authority (as amended from time to time) and all Free Zone Circulars issued pursuant thereto and shall indemnify the Landlord on demand against all actions, proceedings, claims, demands, losses, expenses, damages and liability whatsoever in respect of any non-compliance.

20.2  Compliance with Licence

      The Tenant shall obtain and pay for during each year of the Term a Licence and all other approvals and consents necessary to operate in the Free Zone. The Tenant shall comply in all respects with the terms of the licences held by the Tenant and shall indemnify the Landlord on demand against all actions, proceedings, claims, demands, losses, costs, expenses, damages and liability whatsoever in respect of any non compliance.

20.3  Tenant to comply with statutes

      The Tenant shall, at its expense, comply in all material respects with all laws, decrees, regulations and orders, whether governmental, municipal, local or otherwise from time to time in force, now in force or which may after the date of this Lease, be in force relating to the Premises or the business being carried on from time to time at the Premises and shall indemnify the Landlord on demand against all actions, proceedings, claims, demands, losses, expenses, damages and liability whatsoever in respect of any non compliance.

21.   LEGAL NOTICES

      The Tenant shall:-

      21.1 within five (5) Working Days (or sooner if necessary having regard to the requirements of the notice or order in question or the time limits stated in it) of receipt of any notice or order or proposal for a notice or order given to the Tenant and relevant to the Premises or any occupier of them by any government department, local, public or other competent authority or court of competent jurisdiction, provide the Landlord with a true copy of it and any further particulars required by the Landlord;

      21.2 without delay, take all necessary steps to comply with the notice or order so far as the same is the responsibility of the Tenant; and

      21.3 at the request of the Landlord but at the cost of the Tenant, make or join with the Landlord in making such objection, complaint, representation or appeal against or in respect of any such notice, order or proposal as the Landlord shall deem expedient.

22.   FIRE PRECAUTIONS AND EQUIPMENT

22.1  Compliance with requirements

      The Tenant shall comply with the requirements and recommendations of the insurers of the Premises and the requirements of the Landlord so long as the same are notified in advance to the Tenant in writing in relation to fire precautions affecting the Premises.

22.2  Access to be kept clear

      The Tenant shall not obstruct the access to, or means of working, any fire fighting appliances or the means of escape from the Premises in case of fire or other emergency.

23.   DEFECTIVE PREMISES

      Immediately upon becoming aware of the same, the Tenant shall give written notice to the Landlord of any defect in the Premises and shall display and maintain in the Premises all notices which the Landlord may, from time to time, reasonably require to be displayed in relation to any such matters.

                                    SECTION 8
                                    INSURANCE

24.   INSURANCE PROVISIONS

24.1  Insurance of personal belongings

      It shall be the responsibility of the Tenant to insure all the personal belongings and effects brought by the Tenant into the Premises against loss theft or damage and the Landlord shall not in any way or at any time acquire any responsibility for any loss theft or damage of such personal belongings or effects howsoever occasioned either through the neglect fault or misconduct of any servant agent or employee of the Landlord or otherwise.

24.2  Insurance becoming void

      The Tenant shall not do, or omit to do:-

      24.2.1 anything which could cause any policy of insurance covering the Premises or any Adjoining Property owned by the Landlord as long as the same are notified in advance to the Tenant in writing to become wholly or partly void or voidable; or

      24.2.2 anything whereby any abnormal or loaded premium may become payable in respect of the policy as long as the conditions related thereto are notified in advance to the Tenant, unless the Tenant has previously notified the Landlord and agreed to pay the increased premium and, in any event, the Tenant shall pay to the Landlord on written demand all expenses incurred by the Landlord in renewing any such policy.

24.3  Requirements of insurers

      The Tenant shall, at all times, comply with any requirements and recommendations of the insurers of the Premises so far as the same are notified in advance to the Tenant.

24.4  Notice by Tenant

      The Tenant shall give notice to the Landlord immediately on the happening of any event or thing which might affect any insurance policy relating to the Premises so long as the requirements of such insurance are notified in advance to the Tenant.

                                    SECTION 9
                    DEFAULT OF TENANT AND RIGHTS OF RE-ENTRY

25.   DEFAULT OF TENANT

25.1  Re-entry

      Without prejudice to any other right, remedy or power contained in this Lease or otherwise available to the Landlord, on or at any time after the happening of any of the events mentioned in clause 25.2, the Landlord may re-enter the Premises or any part of them in the name of the whole, and the Term shall then end, but without prejudice to any reasonable claim which the Landlord may have against the Tenant for any previous breach of covenant or sum previously accrued due.

25.2  Events of default

      The events referred to in clause 25.1 are the following:-

      25.2.1 if the Rents or any part of them shall be unpaid for ten (10) Working Days after becoming payable (whether formally demanded or not); or

      25.2.2 if any of the covenants by the Tenant contained in this Lease shall not be materially performed and observed; or

      25.2.3 if the Tenant, for the time being, (being a body corporate):-

            (a) calls, or a nominee on its behalf calls, a meeting of any of its creditors; or

            (b) shall enter into liquidation whether compulsory or voluntarily; or

            (c)   takes any steps to wind itself up; or

            (d) shall cease for any reason to maintain its corporate existence.

      25.2.4 left blank;

      25.2.5 if analogous proceedings or events to those referred to in this Clause shall be instituted or occur in relation to the Tenant, for the time being; or

      25.2.6 if the Tenant, for the time being, suffers any distress or execution to be levied on the Premises which is not discharged in full within twenty one (21) days after the levy has been made; or becomes unable to pay its debts as and when they fall due; or

      25.2.7 if the Tenant, for the time being, is in breach of Clause 20 of this Lease.

      25.3 The Tenant shall be entitled to terminate the Lease upon any breach or default of this Lease by the Landlord and the failure of the Landlord to cure the same within 30 days after notice of thereof from Tenant, upon which the Tenant shall be entitled to prorata reimbursement of the payments made pursuant to Clause 4 of this Lease or otherwise. The Tenant shall also be entitled to all other reasonable relief.

                                   SECTION 10
                                  MISCELLANEOUS

26.   QUIET ENJOYMENT

      The Landlord covenants with the Tenant that the Tenant, paying the Rents and performing and observing the covenants on the part of the Tenant contained in this Lease, shall and may peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or any person lawfully claiming through, under, or in trust for it.

27.   EXCLUSION OF IMPLIED COVENANTS BY LANDLORD

      Any covenants on the part of the Landlord which would otherwise be implied by law are hereby expressly excluded.

28.   RELETTING NOTICES

      The Tenant shall permit the Landlord, at all reasonable times during the last two (2) months of the Term, to enter the Premises and affix and retain, without interference, on any suitable parts of them (but not so as materially to affect the access of light or air to the Premises) notices for reletting them and the Tenant shall not remove or obscure such notices and shall permit all persons with the written authority of the Landlord to view the Premises at all reasonable hours in the daytime, upon prior appointment having been made.

29.   SECURITY

      The Tenant shall strictly observe and abide by and use its best endeavours to ensure that employees of the Tenant and visitors to the Premises strictly observe and abide by the rules and regulations from time to time laid down by the landlord for the security of the Free Zone and all applicable traffic and safety regulations.

30.   DISCLOSURE OF INFORMATION

      Intentionally left blank.

31.   INDEMNITY

      The Tenant and the Landlord shall mutually keep each other fully indemnified from and against all actions, proceedings, claims, demands, losses, costs, expenses, damages and liability arising in any way directly or indirectly out of:-

      31.1 any act, omission, neglect or default of the Tenant/Landlord or any persons in the Premises expressly or impliedly with the Tenant's/Landlord's authority; or

      31.2 any breach of any covenant by the Tenant /Landlord contained in this Lease.

32.   REPRESENTATIONS

      The Tenant acknowledges that this Lease has not been entered into in reliance, wholly or partly, on any statement or representation made by, or on behalf of, the Landlord, except any such statement or representation that is expressly set out in this Lease.

33.   EFFECT OF WAIVER

      Each covenant by the Tenant/Landlord shall remain in full force even though the Tenant /Landlord may have waived or released it temporarily or waived or released (temporarily or permanently, revocably or irrevocably) a similar covenant affecting other property belonging to the Landlord/Tenant.

34.   NOTICES

      All correspondence shall be sent to the parties at the address set out below or such addresses as may be notified by the parties:

      Hamriyah Free Zone Authority
      PO Box 1377
      Sharjah
      United Arab Emirates

      Tel: 9716-5263333
      Fax: 9716-5263555

      QUAKER FABRIC CORPORATION OF FALL RIVER
      941 Grinnell Street
      Fall River, MA 02721
      United States of America

      Tel: 508-678-1951
      Fax: 508-678-2656

      Any such notice, communication or demand given shall be deemed to have been received at the time of confirmed delivery.

35.   GOVERNING LAW

      This Lease shall be governed by and construed in accordance with the laws in force from time to time in the Emirate of Sharjah.

IN WITNESS whereof the parties hereto have caused this Lease to be duly executed the day and year first before written.

                     SCHEDULE 1: EXCEPTIONS AND RESERVATIONS


1. There are excepted and reserved to the Landlord and the tenants and occupiers of any Adjoining Property and all other persons authorised by the Landlord or having similar rights:-

1.1 the right to the passage and running of the Utilities through any relevant Conduits which are now, or may at any time be in, under, or over the Premises;

1.2   the right to enter the Premises in order to:-

      1.2.1 inspect, clean, maintain, repair, connect, remove, lay, renew, relay, replace, alter or execute any works whatsoever to, or in connection with, any of the Conduits or any other services;

      1.2.2 execute repairs, decorations, alterations or any other works, and to make installations to, any Adjoining Property; or

      1.2.3 do anything which the Landlord may do under this Lease.

1.3 the right to erect scaffolding for the purpose of repairing or cleaning any building now, or after the date of this Lease, erected on any Adjoining Property, or in connection with the exercise of any of the rights mentioned in this Schedule even though such scaffolding may temporarily restrict the access to, or enjoyment or use of, the Premises;

1.4 any rights of light, air, support, protection and shelter or other easements and rights now, or after the date of this Lease, belonging to, or enjoyed by, any Adjoining Property;

1.5 full right and liberty at any time after the date of this Lease to raise the height of, or make any alterations or additions or execute any other works to, any buildings on any Adjoining Property, or to erect any new buildings of any height on any Adjoining Property in such manner as the Landlord or the person exercising the right shall think fit and even though they may obstruct, affect or interfere with the amenity of, or access to, the Premises or the passage of light and air to the Premises, but not so that the Tenant's use and occupation of them is materially affected;

1.6   the right:-

      1.6.1 to build on to or into any boundary or party wall of the Premises;

      1.6.2 after giving not less than seven (7) days written notice, to enter the Premises to place and lay in, under or on them such footings for any intended party structure or party wall with such foundations for it as the Landlord may reasonably think necessary;

      1.6.3 for that purpose, to excavate the Premises along the line of the junction between the Premises and any Adjoining Property; and

      1.6.4 to keep and maintain those footings and foundations.

                          SCHEDULE 2: USE RESTRICTIONS

1.    Dangerous materials and use of machinery

      The Tenant shall not:-

      1.1 keep in the Premises any article or thing which is or may become combustible, dangerous, explosive, inflammable, offensive or radio-active, or which might increase the risk of fire explosion;

      1.2 keep or operate in the Premises any machinery which is unduly noisy or causes vibration, or which is likely to disturb any owner or occupier of any Adjoining Property.

2.    Overloading floors and services

      The Tenant shall not:-

      2.1 overload the floors of the Premises nor suspend any excessive weight from any ceiling, roof, stanchion, structure of wall of them nor overload any Utility in or serving them;

      2.2 do anything which may subject the Premises to any strain beyond that which they are designed to bear (with due margin for safety), and shall pay to the Landlord, on written demand, any expense reasonably incurred by the Landlord in obtaining the opinion of a qualified structural engineer as to whether the structure of the Premises is being, or is about to be, overloaded;

      2.3   exceed the weight limits prescribed for any lift in the Premises.

3.    Discharge into Conduits

      The Tenant shall not discharge into any Conduit any oil or grease or any noxious or deleterious effluent or substance which may cause an obstruction or might be or become a source of danger, or which might damage any Conduit or the drainage system of the Premises or any Adjoining Property or which in the Landlord's opinion is detrimental to the use and development of the Free Zone.

4.    Disposal of refuse

      The Tenant shall not deposit on any part of the Premises any refuse, rubbish or trade empties of any kind other than in proper receptacles, and shall not burn any refuse or rubbish on the Premises. The Tenant shall ensure that all waste of whatsoever nature is treated prior to disposal in a manner approved by the Landlord. The Tenant shall keep the Premises free from pollution of any kind.

5.    Obstruction of common areas

      The Tenant shall not do anything as a result of which any forecourt, path, road or other area over which the Tenant may have rights of access or use may be damaged, or their fair use by others may be obstructed in any way and shall not park any vehicle on any road or open area forming part of the Premises [other than in any approved parking area].

6.    Prohibited uses

      The Tenant shall not use the Premises for any public or political meeting, or public exhibition or public entertainment, show or spectacle; or for any dangerous, noisy, noxious or offensive business, occupation or trade; or for any illegal or immoral purpose; or for residential or sleeping purposes; or for betting, gambling, gaming or wagering; or as a betting office; or as a club; or for the sale of any beer, wines or spirits; or for any auction.

7.    Nuisance

      The Tenant shall not:-

      7.1 do anything in the Premises which may be or become a nuisance, or which may cause annoyance, damage, disturbance or inconvenience to, the Landlord or any owner or occupier of any Adjoining Property, or which may be injurious to amenity, character, tone or value of the Premises;

      7.2 play any musical instrument, or use any loudspeaker, radio, tape recorder, record or compact disc player or similar apparatus in such a manner as to be audible outside the Premises;

      7.3 place outside any building on the Premises or expose from any windows of them any articles, goods or things of any kind.

SIGNED

for and on behalf of

HAMRIYAH FREE ZONE AUTHORITY

by


 ........................................
Mr. Tariq Bin Faisal Al Qassimi
(Chairman)

in the presence of:


 ........................................
Mr. Saeed Bardan
(Witness)


SIGNED

for and on behalf of

QUAKER FABRIC CORPORATION OF FALL RIVER

by     Mark Edwin Bisch
   .....................................
Mr. Mark Edwin Bisch
( Negotiator )

in the presence of:

    Valsara Janinik
 ........................................

Valsara Janinik
(Witness)